Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

LDR HOLDING CORPORATION

at

$37.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated June 14, 2016

by

LH MERGER SUB, INC.,

an indirect wholly owned subsidiary of

ZIMMER BIOMET HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 13, 2016 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 12, 2016), UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) the procedure for book-entry transfer of shares of common stock, par value $0.001 per share (“Shares”), of LDR Holding Corporation, a Delaware, corporation, cannot be completed prior to 12:00 midnight, New York City time, on July 13, 2016 (one minute after 11:59 p.m., New York City time, on July 12, 2016) (such time and date, the “Expiration Date” unless Purchaser (as defined below), in accordance with the Merger Agreement (as defined in the Offer to Purchase), extends the period during which the Offer is open, in which event “Expiration Date” will mean the latest time and date at which the Offer, so extended will expire) or (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) before the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below). Please be advised that submissions received after normal business hours may be subject to a fee from the paying agent.

The Depositary for the Offer is:

If delivering by first class mail:	If delivering by facsimile transmission:	If delivering by registered mail or courier:
American Stock Transfer & Trust Company, LLC	(for eligible institutions only)	American Stock Transfer & Trust Company, LLC
Operations Center	(718) 234-5001	Operations Center
Attn: Reorganization Department	Confirm facsimile by telephone:	Attn: Reorganization Department
6201 15th Avenue	(877) 248-6417 or	6201 15th Avenue
Brooklyn, New York 11219	(718) 921-8317	Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to LH Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), pursuant to Purchaser’s offer to purchase (the “Offer”) all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of LDR Holding Corporation, a Delaware corporation (“LDR”), net to the seller in cash, less any deductions or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 14, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Check box if Shares will be tendered by book entry transfer: ☐

DTC Account Number:

Dated:

Name(s) of Record Holder(s):
(Please type or print)

(Please type or print)

Address(es):
(Including Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature of Holder(s):

Signature of Holder(s):

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GUARANTEE

(Not to be used for signature guarantees)

The undersigned, an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three trading days of The NASDAQ Global Select Market after the date hereof, of: (A) if you are a record holder and you hold uncertificated Shares in book-entry form on the books of LDR’s transfer agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal; and (B) if your Shares are held in “street” name and are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment for Shares” of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment for Shares” of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

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